EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT
INSIGHT ENTERPRISES, INC. ANNOUNCES PRICING OF $500 MILLION OFFERING OF SENIOR NOTES

CHANDLER, AZ, May 15, 2024 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) announced today that it has priced $500 million aggregate principal amount of 6.625% senior notes due 2032 (the “notes”). The Company expects to use the net proceeds of the offering to repay a portion of the outstanding borrowings under its senior secured revolving credit facility due 2027 and, to the extent of any remaining net proceeds, for general corporate purposes. The sale of the notes is expected to close on May 20, 2024, subject to customary closing conditions.

The notes will be senior unsecured obligations of the Company and will be guaranteed on a senior unsecured basis by each of its existing and future direct and indirect U.S. subsidiaries that is or becomes a guarantor or borrower under its ABL facility, subject to certain exceptions. The notes will bear interest at a rate of 6.625% per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2024. The notes will mature on May 15, 2032.

The notes will be offered and sold in a transaction exempt from registration under the Securities Act of 1933 (the “Securities Act”) only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

This press release is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security, including the notes, and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the notes or any other security in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including those with respect to the offering, the expected closing date and the expected use of proceeds, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following, which are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC: actions of our competitors, including manufacturers and publishers of products we sell; our reliance on our partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and in the requirements year

EXHIBIT 99.1
over year; our ability to keep pace with rapidly evolving technological advances and the evolving competitive marketplace; general economic conditions, economic uncertainties and changes in geopolitical conditions, including the possibility of a recession or a decline in market activity as a result of the ongoing conflicts in Ukraine and Gaza; changes in the IT industry and/or rapid changes in technology; our ability to provide high quality services to our clients; our reliance on independent shipping companies; the risks associated with our international operations; supply constraints for products; natural disasters or other adverse occurrences, including public health issues such as pandemics or epidemics; disruptions in our IT systems and voice and data networks; cyberattacks, outages, or third-party breaches of data privacy as well as related breaches of government regulations; intellectual property infringement claims and challenges to our registered trademarks and trade names; potential liability and competitive risk based on the development, adoption, and use of generative artificial intelligence; legal proceedings, client audits and failure to comply with laws and regulations; risks of termination, delays in payment, audits and investigations related to our public sector contracts; exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations; our potential to draw down a substantial amount of indebtedness; the conditional conversion feature of the Company’s convertible notes, which has been triggered, and may adversely affect the Company’s financial condition and operating results; the Company is subject to counterparty risk with respect to certain hedge and warrant transactions entered into in connection with the issuance of the Company’s convertible notes; increased debt and interest expense and the possibility of decreased availability of funds under our financing facilities; possible significant fluctuations in our future operating results as well as seasonality and variability in client demands; potential contractual disputes with our clients and third-party suppliers; our dependence on certain key personnel and our ability to attract, train and retain skilled teammates; risks associated with the integration and operation of acquired businesses, including achievement of expected synergies and benefits; and future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC. Any forward-looking statements in this release speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.

CONTACT:	RYAN MIYASATO
INVESTOR RELATIONS
TEL. 408.975.8507
EMAIL Ryan.Miyasato@insight.com